UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

Argyle Security Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARGYLE SECURITY, INC.

200 CONCORD PLAZA, SUITE 700

SAN ANTONIO, TX 78216

Dear Stockholders:

You are cordially invited to attend Argyle Security’s 2008 Annual Stockholders Meeting. We will hold the meeting on Friday, May 30, 2008, at the Hyatt Place San Antonio Airport South, the Alamo Room, 7615 Jones Maltberger Road, San Antonio, Texas  78216. The meeting will begin promptly at 10:00 a.m., local time. Please plan to arrive a few minutes before the meeting. You will be asked to show photo identification and sign in upon entering the meeting.

We will have some of our directors and officers available before and after the meeting to speak with you. During the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

I look forward to seeing you at the meeting.

Sincerely,
/s/ Bob Marbut
Bob Marbut
Chairman and Co-Chief Executive Officer

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2008

TO THE STOCKHOLDERS OF

ARGYLE SECURITY, INC.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Argyle Security, Inc., a Delaware corporation, will be held at 10:00 a.m., San Antonio, Texas, time, on Friday, May 30, 2008, at Hyatt Place San Antonio Airport South, the Alamo Room, 7615 Jones Maltberger Road, San Antonio, Texas  78216 for the following purposes:

1.             To elect two directors to serve for a three-year term expiring at our 2011 annual meeting of stockholders or until their respective successors have been elected and qualified;

2.             To ratify the appointment of Ernst & Young LLP as Argyle’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.             To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 29, 2008 as the record date for the meeting and only record holders of the Company’s Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.  This Proxy Statement and the accompanying proxy will be mailed on or about May 10, 2008.

By Order of the Board of Directors,
/s/ Bob Marbut
Bob Marbut
Chairman and Co-Chief Executive Officer

San Antonio, Texas

May 10, 2008

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

iii

ARGYLE SECURITY, INC.

200 CONCORD PLAZA, SUITE 700

SAN ANTONIO, TX 78216

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS
to be held on Friday, May 30, 2008

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Argyle Security, Inc. (the “Company” or “Argyle”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 30, 2008 at the Hyatt Place San Antonio Airport South, the Alamo Room, 7615 Jones Maltberger Road, San Antonio, Texas  78216, at 10:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We also have hired Advantage Proxy to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Advantage Proxy a fee of $3,500 plus customary costs and expenses for these services. Argyle has agreed to indemnify Advantage Proxy against certain liabilities arising out of or in connection with its agreement to assist us with distributing proxy materials and soliciting votes. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set April 29, 2008 as the record date (the “Record Date”) to determine those holders of record of common stock, par value $0.0001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. On or about May 10, 2008, the Company’s 2007 Annual Report, including financial statements, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on April 29, 2008.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:

•    the election of two directors, each to serve for a three year term; and

•    The ratification of Ernst & Young LLP as Argyle’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Who is entitled to vote at the meeting?

You may vote if you owned common stock as of the close of business on April 29, 2008 (the holders of units are deemed to own the share of common stock underlying the unit, but not the share underlying the warrant included in such unit). Each share of common stock is entitled to one vote. The holders of the Company’s warrants are not entitled to vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the voting power of our common stock as of April 29, 2008 must be present at the meeting. This is referred to as a quorum.  As of April 29, 2008, there were 5,964,342 outstanding shares of common stock entitled to vote.

How do I vote?

You can vote in two ways:

•    by attending the meeting in person; or

•    by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and submitting it in the same manner as the prior proxy was submitted, (2) if you hold your shares in your name, voting again at the meeting, or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors and FOR the approval of the ratification of the appointment of our independent public accountants.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company. The transfer agent’s telephone number is
(212) 936-5100.

Will my shares be voted if I do not provide my proxy?  How are broker non-votes counted?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and the ratification of the appointment of our independent public accountants.   Since the only items that we expect to be presented at the meeting are “routine” matters, we do not expect there to be any broker non-votes at the meeting.

If I choose to abstain on a matter, what effect will that have on the vote in connection with that matter?

Any shares not voted (whether by withholding a vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. An abstention or other non-vote by shares present at the meeting will have the same effect as a vote against the proposal ratifying the appointment of our independent auditors since a majority of those present and entitled to vote must vote in favor of the proposal in order for it to be adopted and share that abstain are still considered “entitled to vote” on the matter..

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote is required for the ratification of the appointment of our independent public accountants.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is a classified board with one class of directors being elected each year for a term of three years. Unless specified to be voted otherwise, the persons named in the accompanying proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each proxy will be voted for the nominees named below unless authority is withheld for a nominee. The nominees have consented to serve as directors if elected.

Required Vote

Ratification of the election of the two directors, identified below, requires the affirmative “FOR” vote of a majority of the votes present in person or by proxy and entitled to vote on the proposal.  Unless marked to the contrary, proxies received will be voted “FOR” ratification of the election of the directors.

Recommendation

Our Board of Directors recommends a vote FOR each of the two nominees identified below.

Name	Age	Position with the Company and Principal Occupation	Director Since	New Board Term Expires

John Smith	60	Director	2005	May 2011

Lloyd Campbell	50	Director	2008	May 2011

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of April 29, 2008:

Name	Age	Position with the Company and Principal Occupation	Held Office Since	Current Board Term Expires

Bob Marbut	73	Chairman of the Board and Co-Chief Executive Officer	2005	2010

Ron Chaimovski	48	Vice Chairman of the Board and Co-Chief Executive Officer	2005	2010

Don Neville	42	Chief Financial Officer	2007	N/A

Gen. Wesley Clark	63	Director	2005	2009

John Smith	60	Director	2005	2008

Walter Klein	61	Director	2008	2009

Lloyd Campbell	50	Director	2008	2008

Sam Youngblood	52	President of Argyle Security USA	1991	N/A

Don Carr	56	President of Argyle Security USA – Corrections Division	1991	N/A

Mark McDonald	53	Chief Technology Officer	2000	N/A

Business Experience

Bob Marbut has been our Chairman of the Board and Co-Chief Executive Officer since our inception. From November 2004 to the present, Mr. Marbut has been the Executive Chairman of Electronics Line 3000 Ltd., an intrusion protection security company, and from July 2002 to the present he has been the Executive Chairman of SecTecGLOBAL, Inc., a sales and marketing subsidiary of Electronics Line 3000 Ltd., and was the Chief Executive Officer of SecTecGLOBAL from July 2002 to February 2006. From October 2001 to the present, Mr. Marbut has served as the Managing Director of Argyle Global Opportunities, LP, an investment partnership which owns a 41% interest in Electronics Line 3000 Ltd. From January 2001 to January 2003, Mr. Marbut served as the Chairman of Hearst-Argyle Television, Inc., a non-network owned television group, where he had served as its first Chairman and Co-Chief Executive Officer from August 1997 until January 2000. Prior to 1997, Mr. Marbut had been founder, Chairman and CEO of Argyle Television Holding from 1993 through March 1995, and then from October 1994 through August 1997 was co-founder, Chairman and CEO of Argyle Television, Inc. (a separate television company). In addition to the Board of Directors of Electronics Line 3000 Ltd., Mr. Marbut currently serves on the boards of directors of Hearst-Argyle Television, Tupperware Brands, and Valero Energy Corporation. Mr. Marbut, through control of the general partner of Argyle Joint Venture, manages Argyle Joint Venture, one of Argyle’s stockholders which was formed to make equity investments in companies. He has a Masters of Business Administration degree with Distinction from Harvard University and holds a Bachelors of Industrial Engineering from Georgia Tech.

Ron Chaimovski has been our Vice Chairman of the Board and Co-Chief Executive Officer since our inception. Mr. Chaimovski has served as the Vice Chairman of Electronics Line 3000 Ltd. since November 2004 and as a partner in Argyle Global Opportunities, LP since January 2001. From October 1998 to August 2001 Mr. Chaimovski served as the Israeli Economic Minister to North America. From 1991 to 1998, Mr. Chaimovski was a partner in an Israeli law firm. Mr. Chaimovski was the co-founder of Transplan Enterprises Group, an investment group, and served as its Co-Chairman from 1993 to 1998. Mr. Chaimovski served in the Israeli Navy from 1977 to 1983 in various command roles, including those of combat officer and flotilla commander. Mr. Chaimovski, through entities controlled by him or his spouse, owns limited partnership interests in Argyle Joint Venture. Mr. Chaimovski is a member of the Israeli Bar. Mr. Chaimovski received an LLB from Tel Aviv University and an LLM from the University of London.

Donald Neville was appointed as our Chief Financial Officer and Executive Vice President on September 7, 2007. Mr. Neville had been providing various financial consulting services to the Company from August 1, 2007 until September 7, 2007, and Tatum, LLC and Mr. Neville received an aggregate of $48,000 for such services. From June 2004 to June 2007, Mr. Neville was the CFO, Secretary and Treasurer of ClearCube Technology, Inc., an Austin, Texas based developer of centralized computing solutions. From December 2001 to October 2003, Mr. Neville was CEO of NexGen Solutions, a private internet retail marketing company that operated the website “mall.com”. Mr. Neville has been partner of Tatum, LLC since 1999, the largest CFO firm in the country providing a wide variety of companies with experienced financial executives, and will remain a partner of Tatum, which will allow him access to a variety of professional resources provided by Tatum, LLC to its partners.

Gen. (Ret.) Wesley Clark joined our Board of Directors in September 2005. In January 2008 he was named as Chairman of the Executive Committee. Since March 2003, he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. In February 2006, Gen. Clark joined Rodman & Renshaw Holdings, LLC, which controls Rodman & Renshaw, LLC, one of the co-managing underwriters in the initial public offering, as Chairman of the Board and as a member of their Advisory Board. Gen. Clark also serves on the boards of directors of AMG-Safeguard, Nutracea and Prysmian Sri. From March 2001 to February 2003 he was the Managing Director of the Stephens Group Inc., a private investment bank. From July 2000 to March 2001 he was a consultant for Stephens Group Inc. Prior to that time, Gen. Clark served as the Supreme Allied Commander of NATO and Commander-in-Chief for the United States European Command. Clark retired from the United States Army as a four-star general in July 2000 after 38 years in the military and received many decorations and honors during his military career. Gen. Clark is a graduate of the United States Military Academy and studied as a Rhodes Scholar at the Magdalen College at the University of Oxford.

John “Chip” Smith has been one of Argyle’s directors since our inception. In January 2008 he was named as Chairman of the Compensation Committee. He has been the Director of Security for the Bank of New York since February 2000. At the Bank of New York, Mr. Smith directs and supervises a worldwide security program that encompasses the investigation and prevention of fraud-related activities, as well as the physical protection of corporate assets, employees, customers and executives. Mr. Smith retired from the United States Secret Service in January 2000 after 24 years of service. He held a variety of positions in field offices and headquarters, culminating with his appointment as the Special Agent in Charge of the New York Field Office, the Service’s largest and busiest office. During his career, Mr. Smith was assigned to the Vice Presidential Protective Division, the Presidential Protective Division and as the Special Assistant to the Treasury Secretary. He served as the security coordinator for several high profile protective venues, including: the U.S. delegation attending the Olympic Games in Barcelona, Spain, 1992; the Presidential Inaugural activities of 1993; the dedication of the Holocaust Museum, Washington, DC, 1994; and the visit of Pope John Paul II to New York, 1995. In 1996, he supervised the protective detail assigned to Presidential Candidate Robert Dole. Mr. Smith holds bachelors and masters degrees in Criminal Justice from West Chester University in West Chester, Pennsylvania.

Walter Klein joined our Board of Directors in January 2008 and was named as Chairman of the Audit Committee. He currently serves on the Board of Spartech Corporation, as Chair of its Audit Committee. From 1981 through 2002, he worked at Stepan Company, most recently as Vice President of Finance. Stepan Company, a producer of specialty and intermediate chemicals, has more than $1 billion in revenues and is listed on the NYSE. The company has operations in the U.S., Mexico, Columbia, France, Germany, the United Kingdom and the Philippines. Mr. Klein began his financial career at Arthur Anderson LLP in 1978. He has a B.B.A. and an M.B.A. from Loyola University, and is a Certified Public Accountant.

Lloyd Campbell joined our Board of Directors in January 2008 and was named Chairman of the Governance Committee. He has served as a Managing Director of Rothschild North America, Inc., the U.S.-based asset management, investment banking, real estate advisor and brokerage “arm” of U.K. financial services provider, N M Rothschild & Sons, since June 2001. Previously, Mr. Campbell was at Credit Suisse First Boston, from 1985 through 2001. He was a Managing Director in the Private Finance Group, which focused on senior and mezzanine debt for large and mid-cap companies. Mr. Campbell began his career at Teachers Insurance (“TIAA”) in 1980. Additionally, Mr. Campbell currently serves on the Boards of Guardian Life Insurance, Spartech Corporation and the Georgetown University Board of Regents. He has a B.S. in Business Administration from Georgetown University and an M.B.A. from Wharton School of the University of Pennsylvania.

Sam Youngblood has been President of Argyle Security USA since January 2008 and, prior to that, was the Chief Executive Officer of ISI (which became part of Argyle Security USA in January 2008) since 1991. During that 17-year span Mr. Youngblood acted as the Project Manager on many projects. As ISI grew, he became responsible for all acquisitions. From 1981 to 1990, he founded and was the Chief Executive Officer of ADTEC, Inc. From 1974 to 1981, he served in several managerial positions with Southern Steel Company, most recently as its President. Mr. Youngblood graduated from Baylor University in 1978 with a BBA in Accounting and a minor in Finance. Mr. Youngblood has served on the Board of the Baptist Center for Ethics (BCE) from 2001 to 2005.

Donald Carr has been the President of Argyle Security USA–Corrections Division since January 2008 and, prior to that, was President of ISI (which became part of Argyle Security USA in January 2008) since 1991. During this time, Mr. Carr has been responsible for project management, sales and estimating. Over time, Mr. Carr built a sales team and relinquished his project management responsibilities to focus on the sales growth of the business. From 1987 to 1991, Mr. Carr served as the Project Manager of American Detention Services, Inc. a subsidiary or ADTEC, Inc. Prior to that time, from 1985 to 1987, Mr. Carr served as the Director of Contract Administration of Southern Steel Company. Mr. Carr attended St. Edwards University.

Mark McDonald has been the Chief Technology Officer of Argyle Security USA since January 2008 and, prior to that, was President of MCS-Detention (which became part of Argyle Security USA in January 2008) since 2000. MCS-Detention was acquired by ISI in 2000 and it is currently one of ISI’s subsidiaries. During this period Mr. McDonald was responsible for Sales, Marketing and Product Development. Mr. McDonald oversaw development of the OneFab product line which opened MCS to a much larger market. Prior to 2000, Mr. McDonald was Vice President of Sales of Metroplex-Control Systems operating in Dallas, Texas. He served in this capacity from 1990 to 2000. Prior to that time, from 1983 to 1990, he was the General Manager of Dilok, Inc. From 1980 to 1983 he was the Service Manager of Edwards Company. Mr. McDonald received an Associated Arts Degree in Electronics from Chabot College in 1979.

There are no family relationships among any directors or executive officers of Argyle Security.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2007 except for the following: Bob Marbut filed four late Form 4’s, each reporting the acquisition of publicly trading warrants; Ron Chaimovski filed two late Form 4’s, each reporting the acquisition of publicly trading warrants; Sam Youngblood filed a late Form 4 relating to a grant of restricted stock; Don Carr filed a late Form 4 relating to a grant of restricted stock; Bob Marbut filed a late Form 4 relating to a grant of restricted stock; Ron Chaimovski filed a late Form 4 relating to a grant of restricted stock; Gen. Wesley Clark filed a late Form 4 relating to a grant of restricted stock; John J. Smith filed a late Form 4 relating to a grant of restricted stock; and Don Neville filed a late Form 4 relating to a grant of restricted stock.

Staggered Board

Our Board of Directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John J. Smith and Lloyd Campbell, will expire at the Annual Meeting. The term of office of the second class of directors, consisting of Gen. Wesley Clark and Walter Klein, will expire at the 2009 annual meeting. The term of office of the third class of directors, consisting of Bob Marbut and Ron Chaimovski, will expire at the 2010 annual meeting.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2007, the Board of Directors held eight meetings and took action by written consent on two occasions. All of the directors attended at least 75% of the aggregate of all Board meetings. The Board of Directors has determined that Messrs. Klein, Campbell, Smith and Clark, are each independent directors as defined in Rule 4200 of the Nasdaq Marketplace Rules. The Company does not have a written policy relating to attendance by members of the board of directors at annual stockholder meetings. However, all directors are encouraged to attend the Annual meeting, if practicable. This is our first annual stockholders meeting.

As of December 31, 2007, we did not have an audit committee, governance committee or compensation committee and therefore the entire Board of Directors performed those functions for us. In January 2008, the Board formed the executive committee, audit committee, compensation committee and the nominating and governance committee.

Compensation Committee. On January 25, 2008, the Board of Directors formed a Compensation Committee and elected the following members to serve on the Compensation Committee: John Smith (Chairman), Lloyd Campbell, and Gen. Wesley Clark, each of whom is independent as defined in Rule 4200 of the Nasdaq Marketplace Rules. The Compensation Committee has not yet adopted a written charter, but anticipates doing so in the near future. The charter will be available to security holders on our website, www.argylesecurity.com The charter will set forth responsibilities, authority and specific duties of the Compensation Committee. The Compensation Committee reviews the CEO’s compensation recommendations for all other corporate officers. It also reviews the general policy relating to compensation and benefits for all employees. The Compensation Committee has been designated by the Board of Directors to administer the stock option and equity incentive plans of the Company.

Nominating and Governance Committee. On January 25, 2008, the Board of Directors formed a Nominating and Governance Committee and elected the following members to serve on this committee: Lloyd Campbell (Chairman), John C. Smith, and Walter Klein, each of whom is independent as defined in Rule 4200 of the Nasdaq Marketplace Rules.  The Board of Directors has not yet adopted a charter for the Nominating and Governance Committee, but anticipates doing so in the next few months. The charter will be available to security holders on our website, www.argylesecurity.com.  The Nominating and Governance Committee reviews and recommends to the board the compensation for the CEO and non-employee directors of our Company.

Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders if there is a vacancy on the Board of Directors or if there is a need for particular expertise on the Board of Directors. The Nominating and Governance Committee will establish, review and evaluate the qualifications for Board membership, which shall at a minimum include the following; the highest personal and professional integrity; a demonstration of superior achievement and wise, informed judgment; broad-based experience in business, finance or administration; familiarity with the Company’s industry; ability to serve the long-term interests of the Company’s shareholders; and sufficient time to devote to their duties as directors of the Company.  The Nominating and Governance Committee will also identify and consider candidates for the Board, including those recommended by shareholders.

Executive Committee. On January 25, 2008, the Board of Directors formed an Executive Committee and elected the following members to serve on this committee: Gen. Wesley Clark (Chairman), Ron Chaimovski, and Bob Marbut.  Ron Chaimovski and Bob Marbut also service as Co-Chief Executive Officers of the Company. The Executive Committee exercises the powers of the Board between meetings of the full Board of Directors.

Audit Committee.   On January 25, 2008, the Board of Directors formed an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and elected the following members to serve on this committee: Walter Klein (Chairman), Lloyd Campbell and John Smith.  Walter Klein, who has B.B.A. and M.B.A. degrees from Loyola University and is a Certified Public Accountant, is an “audit committee financial expert”.  The Board of Directors has determined that each of the members of the Audit Committee are independent as defined in Rule 4350(d) of the Nasdaq Marketplace Rules.  The Audit Committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has not yet adopted a written charter, but anticipates that it will do so in the near future.  The charter will be available on our website, www.argylesecurity.com.  The charter will set forth the responsibilities, authority and specific duties of the Audit Committee.

Audit Committee Report

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Argyle Security under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

With respect to the audit of the fiscal year ended December 31, 2007, and as will be required by its written charter which will set forth its responsibilities and duties for 2008, the Audit Committee:

•                  has discussed with Ernst and Young LLP the overall scope and plans for the audit of the 2008 financial statements;

•                  reviewed and discussed with management and Ernst and Young LLP, the independent registered public accounting firm appointed by the Board of Directors , the Company’s audited financial statements for the year ended December 31, 2007;

•                  has discussed with Ernst & Young LLP, those matters required to be discussed by Statement of Auditing Standard No. 61, “Communication with Audit Committees” as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•                  received and reviewed the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” as amended, and adopted by the Independence Standard Board, and has discussed with Ernst & Young LLP its independence from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included our Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee:	Walter Klein (Chairman)
Lloyd Campbell
John Smith

Process for Sending Communications to the Board of Directors

Stockholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Ms. Amy Glynn. Such communications may be sent to the Company’s corporate headquarters located at 200 Concord Plaza, Suite 700, San Antonio, Texas  78216. Upon receipt, Ms. Glynn will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

Code of Ethics

We do not have a formal code of ethics. We intend to adopt such a code in the coming months.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 29, 2008, certain information regarding beneficial ownership of Argyle Security’s common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our named executive officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 5,964,342 shares outstanding as of April 29, 2008.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Common Stock
Bob Marbut	991,007	(2)	16.6%

Ron Chaimovski	395,596	(3)	6.6%

Lloyd Campbell	10,000		*

Gen. Wesley Clark	86,720		1.5%

Walter Klein	10,000		*

John Smith	62,813		1.1%

Sam Youngblood	499,287	(4)	8.3%

Don Carr	256,145	(5)	4.3%

Mark McDonald	80,827	(6)	1.4%

Don Neville	20,000		*

The Pinnacle Fund, L.P. (7) Barry M. Kitt 4965 Preston Park Blvd., Suite 240 Plano, TX 75093	1,105,343		18.5%

Southwell Partners, L.P. (8)
Southwell Management L.P. Southwell Holdings, LLC Wilson S. Jaeggli 1901 North Akard, Suite 200 Dallas, TX 75201	455,701		7.6%

William Blair Mezzanine Capital Fund III, L.P. (9)
c/o Merit Capital Partners Attention: David Jones 303 West Madison Street, Suite 2100 Chicago, IL 60606	542,340	(10)	9.0%

Mezzanine Management Fund IV A
Mezzanine Management Limited 333 Ludlow Street North Tower, Second Floor Stamford Connecticut 06902	1,846,600	(11)	23.6%

Mezzanine Management Fund IV A Coinvest A
Mezzanine Management Limited 333 Ludlow Street North Tower, Second Floor Stamford Connecticut 06902	28,400	(12)	*

All directors and executive officers as a group (10 individuals)	2,412,395		39.6%

* Less than 1%.

(1)	The business address of each of our officers and directors is 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.
(2)

Includes (i) 372,659 shares of Argyle common stock held by Argyle New Ventures, LP, which is controlled by Mr. Marbut, (ii) 278,910 shares by Argyle Joint Venture, over which Mr. Marbut has voting and dispositive power, and (iii) 93,750 shares underlying warrants owned by Argyle New Ventures, 105,438 shares underlying warrants owned by Bob Marbut and 6,250 shares underlying warrants held by Argyle Global Opportunities, over which Mr. Marbut has voting and dispositive power .

(3)	Includes warrants to purchase 45,437 shares.
(4)	Includes 76,791 shares of common stock underlying promissory notes.
(5)	Includes 37,822 shares of common stock underlying promissory notes.
(6)	Includes 13,646 shares of common stock underlying promissory notes.
(7)

Barry M. Kitt is the sole member of Pinnacle Fund Management, LLC, which is the general partner of Pinnacle Advisers, L.P., which is the general partner of The Pinnacle Fund, L.P. This information is derived from a Schedule 13G filed by the reporting persons on July 31, 2007.

(8)

Southwell Management is the general partner of Southwell Partners. Southwell Management may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of South- well Partners. Southwell Holdings is the general partner of Southwell Management. Southwell Holdings may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Southwell Management. Mr. Jaeggli is the managing director of Southwell Holdings. Mr. Jaeggli may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of South- well Holdings. This information is derived from a Schedule 13G/A filed by the reporting persons on February 12, 2008.

(9)

David Jones has voting and dispositive power over the shares held by William Blair Mezzanine Capital Fund III, L.P. This information is derived from a Schedule 13G filed by the reporting persons on August 10, 2007.

(10)	Includes 56,103 shares of common stock underlying promissory notes.
(11)	Includes 1,846,600 shares of common stock underlying 18,466 shares of Series A Preferred Stock.
(12)	Includes 28,400 shares of common stock underlying 284 shares of Series A Preferred Stock.

Argyle had 225,000 options outstanding as of April 29, 2008 and 125,000 options outstanding as of December 31, 2007, none of which were held by our executive officers or directors.  There were no options outstanding as of December 31, 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our named executive officers are our Co-Chief Executive Officers, Bob Marbut and Ron Chaimovski, who have both been with us since our inception, our Chief Financial Officer, Donald Neville, who we hired on September 7, 2007, and Sam Youngblood, Don Carr, and Mark McDonald who are, respectively, the President of Argyle Security USA, President of Argyle Security — Corrections Division, and President of Argyle Security – Commercial Division. Each of Messrs. Youngblood, Carr, and McDonald was an executive officer of ISI, which we acquired on July 31, 2007.

Compensation Decisions Prior to the Acquisition of ISI

Before the acquisition, compensation decisions for ISI’s officers, including Mr. Youngblood, Mr. Carr, and Mr. McDonald, were made primarily by the ISI Board of Directors. This Board consisted of Mr. Youngblood and Mr. Carr (who together controlled 96% of the Company) and outside director David Jones. Prior to the acquisition of ISI, none of Argyle’s executive officers (who consisted of Mr. Marbut and Mr. Chaimovski) received any compensation for their service to Argyle. Instead, they were reimbursed for all business-related expenses incurred while helping us to identify potential target businesses and perform due diligence on suitable business combinations.

Compensation Decisions Following the Acquisition of ISI

Following the acquisition of ISI, compensation decisions for all of our named executive officers, key employees, and outside directors were made by our full Board of Directors. To ensure ongoing business continuity and minimize disruptions, the Board chose to keep all ISI compensation programs intact for 2007. Following the acquisition, the Board established salary levels for all named officers and key employees and made long-term incentive grants to these individuals as well as to outside board members.

Compensation Decisions During Fiscal Year 2008

In January 2008, we formed a Compensation Committee of the Board of Directors comprised of three outside, independent directors which will administer all compensation programs for its officers, key employees, and outside directors. This Committee will be working with management throughout 2008 to design key compensation policies and programs, as well as sound governance practices, to ensure that our compensation programs reflect best practices and strongly contribute to our growth and success.

Compensation Philosophy

The overriding goal of our executive compensation program is to recruit and retain key executives and motivate them to achieve maximum results.  To this end, we have designed and managed our programs with the following objectives in mind:

•            Generating significant stockholder value, while practicing good corporate governance,

•            Maximizing the alignment between our short-term and long-term results and executive pay, and

•            Providing market-competitive compensation, while considering our financial resources.

During 2008, our Compensation Committee will evaluate our compensation philosophy as well as individual programs and policies.

Administration of Executive Compensation Programs

Before the acquisition, executive compensation programs were administered by the respective Boards of ISI and Argyle. For the remainder of 2007, all executive pay programs were administered by the Argyle Board of Directors. Beginning with fiscal year 2008, all of our executive compensation programs will be administered by our new Compensation Committee of the Board.

The duties and responsibilities of the Compensation Committee are further described in this proxy statement under the caption “Directors and Executive Officers – Meetings and Committees of the Board – Compensation Committee.”

Management Role in Compensation Decisions

During 2007, management played a significant role in the development of compensation programs and the determination of specific pay levels for the named executive officers and other employees. Prior to the acquisition of ISI, Mr. Youngblood and Mr. Carr developed proposed pay programs and pay levels for all ISI executives, subject to the approval of the full ISI board of directors, which consisted of outside director David Jones and themselves.

Following the acquisition of ISI, our Co-Chief Executive Officers, Mr. Marbut and Mr. Chaimovski proposed pay levels and pay programs for all of our named executive officers, subject to the approval of our full Board of Directors, which included themselves. Our Co-Chief Executive Officers were excused from all conversations related to their own pay, leaving the remaining members of the Board to discuss and approve their pay levels and programs.

All programs and policies adopted by the Board of Directors are managed on a day to day basis by our management and corporate staff.

Compensation Advisors and Consultants

In 2007, we did not use compensation consultants either to help us develop compensation programs or to determine pay levels for our executive officers, key employees, or outside directors. During 2008, the Compensation Committee has engaged Motivari Consulting to assist the Committee and management in a comprehensive review of compensation programs, policies, and governance.

Peer Groups and the Use of Market Compensation Data

While ISI attempted to maintain pay programs that were competitive with the market, in the past, ISI did not rely on specific market pay surveys or peer company analyses to assess our competitiveness. Instead, ISI relied on the general knowledge and experience of key management and other factors to ensure its programs were attractive in the market place. In 2008, we will evaluate whether the use of market surveys or the development of peer groups for comparisons will help us better achieve our compensation objectives.

Impact of Company Performance on Pay

Argyle’s performance impacts the compensation levels we pay in a number of ways. The salaries we pay to our executive officers are highly dependent on our size, in terms of revenues, and our financial performance. All salary increases are dependent on minimum levels of profitability to fund them. We are also in the process of developing a corporate bonus program for our executive officers which will focus heavily on company performance with payout levels closely aligned with our profitability. All of our long-term incentive programs are equity based, and thus heavily impacted by changes in our stock price. For example, stock options have no value unless our stock price increases; the ultimate value of restricted shares depends on our stock price as these shares vest; and, the value of performance units is dependent on operating performance over a three-year period, the price of a share of stock at that time, and the ultimate number of units that an executive is awarded.

The value of each of these elements is managed independently of others. For example, we do not give larger salary increases if our stock awards are not delivering the value we expected.

Elements of Compensation

For 2007, the primary components of our compensation program for executive officers were base salary, bonus, and long-term incentives. Perquisites were provided to Sam Youngblood as a continuation of benefits he received as an executive officer of ISI. Our named executive officers also participate in benefit plans generally available to our other employees. Each of these programs is described in more detail below.

During 2008, our Compensation Committee will evaluate each of these programs to ensure that they are structured and managed as effectively as possible.

Determining Pay Levels and Compensation Mix

Compensation for our named executive officers who joined us as a part of the ISI acquisition was determined by the ISI Board of Directors based on their knowledge of the security industry and general understanding of competitive pay levels within the industry. In establishing these pay levels, they did not target a particular mix of pay nor were they directly influenced by specific market pay data.

Following the acquisition of ISI, our Board of Directors kept the existing base salaries, bonus targets, and bonus structures in place for the named executive officers who were executive officers of ISI. At that time, the Board also established salary levels for the Co-Chief Executive Officers and long-term incentive grants for all named executive officers relying on deep personal experience and knowledge of the security industry while considering the affordability of these pay levels. In establishing pay levels, the Board did not target a particular pay mix; neither were they directly influenced by specific market pay data. The Compensation Committee will review the pay levels and pay mix of our named executive officers in 2008 as part of a comprehensive review of our compensation programs.

Base Salary

We use base salary as the foundation for our executive compensation program.  Base salary is intended to provide a fixed level of competitive pay that reflects each executive officer’s primary duties and responsibilities, as well as the foundation upon which incentive opportunities and benefit levels are established. We believe that a competitive base salary program is essential in recruiting and retaining the individuals needed for the Company to be successful. The table below indicates the effective annual base salaries for each named executive officer as of the end of fiscal year 2007.

Name	End of Year Salary
Ron Chaimovski	$275,000
Bob Marbut	$275,000
Donald F. Neville	$240,000
Sam Youngblood	$379,000
Don Carr	$249,000
Mark McDonald	$144,000

Base salaries for Mr. Chaimovski and Mr. Marbut were determined and approved by the Board of Directors on August 1, 2007. Before this date they did not receive compensation for their services to Argyle. The base salary for Mr. Neville was proposed by our Co-Chief Executive Officers and approved by the Board of Directors prior to his hire date of September 7, 2007. On January 1, 2008, we reduced Mr. Neville’s salary to $200,000 and increased his equity compensation to provide a stronger alignment between his pay and company performance. The salaries for Mr. Youngblood, Mr. Carr, and Mr. McDonald were determined by the ISI Board of Directors prior to the acquisition and were unchanged by our Board of Directors following the acquisition.  The Board has decided to continue to honor the contracts of former ISI executives during 2008.

Our Compensation Committee intends to review base salaries each year and to potentially make changes to named executive officer salaries based on company performance, individual performance, and market competitiveness considerations.

Bonus

We believe that incentive bonuses are a key component to motivate short-term performance that yields long-term stockholder value. As such, our Committee has approved a bonus plan for 2008 for our Co-Chief Executive Officers and Chief Financial Officer with the following characteristics:

•            The target award opportunity is 50% of salary for our Co-Chief Executive Officers and 40% of salary for our Chief Financial Officer,

•            75% of the award  is based on performance against key financial and operational metrics, including revenues, EBITDA, EBITDA margin %, and corrections sector backlog,

•            25% of the award is based on performance against key individual performance metrics established for each participant,

•            Participants can earn between 0% and 120% of their target award opportunity based on performance against these metrics, and

•            Our Compensation Committee retains the right to modify awards up or down 20%, based on a subjective assessment of Company and/or individual performance.

We have also approved a bonus structure for Mr. McDonald that is substantially similar to his plan for fiscal year 2007, as described below. Although we have not yet done so, we may consider implementing bonus plans for Mr. Youngblood and Mr. Carr during 2008.

During fiscal year 2007, we did not have a bonus plan in place for our named executive officers with the exception of Mr. McDonald. He participated in a bonus plan intended to drive the gross margins of his division, MCS-Detention, which would then benefit ISI performance as a whole. His incentive formula was determined and approved by the ISI Board of Directors with the intent of providing an award size that was compelling enough to motivate him to achieve maximum results. Our Board of Directors elected to continue this plan following the acquisition of ISI on July 31, 2007.

Mr. McDonald’s 2007 fiscal year bonus formula provided him with 5% of MCS-Detention’s earned gross margin in excess of a base amount. The base amount is determined by adding $1.5 million plus $0.4 million for each sales person under his control for more than 12 months. The bonus formula yielded a bonus of $45,835 for 2007 performance. No discretion was applied in determining his final payout.

Long-Term Incentives

All outstanding stock awards held by employees of ISI were fully vested and paid out as part of our acquisition of ISI on July 31, 2007. Prior to the acquisition of ISI, we did not grant stock awards to any of our employees. On July 31, 2007, our stockholders approved the Argyle 2007 Omnibus Securities and Incentive Plan which allows us to make grants of stock-based incentives to employees, non-employee directors, and non-employee consultants. The purpose of this program is to attract and retain employees and motivate them to drive long-term performance and create stockholder value.

On August 1, 2007, immediately following the acquisition of ISI, we approved grants of stock options, restricted stock, and performance units to our employees. These grants included one-time “start-up” grants to be made immediately and then the first annual ongoing grants to be made in January 2008. Throughout the remainder of fiscal year 2007, we granted new hire awards to three individuals. In all cases, individual awards were proposed by our Co-Chief Executive Officers and approved by our Board of Directors. Award sizes were determined based on our understanding of competitive award levels and the size of awards needed to attract, retain, and motivate our employees. We also considered the affordability and projected share usage in determining award sizes. The mix of awards (options, restricted shares, and performance units) was determined based on responsibility level and our desire to balance retention, motivation, and stockholder alignment. Awards granted to named executive officers during 2007 were evenly split between restricted shares and performance units, with the exception of Mr. McDonald who did not receive equity compensation.

Stock Options

We use stock options as a tool to motivate our employees to increase our stock price. We believe that value delivered through options also helps us attract new employees and retain existing employees. We have granted both incentive stock options, which have certain potential tax benefits to employees, and non-qualified stock options to employees during 2007. All of our options granted during 2007 share the following characteristics:

•                  A date of grant that is the date the award was approved by the Board of Directors,

•                  An exercise price equal to or greater than the average of the high and low stock of Argyle Security common stock on the date of grant,

•                  A term of 10 years during which participants can exercise awards, assuming continued employment,

•                  A three-year graded (one-third per year) vesting schedule that begins on December 31, 2008.

In 2007, we granted a total of 125,000 stock options to 10 employees, none of whom are named executive officers. During 2007, we also discussed grants of 100,000 stock options to 12 employees, including 25,000 incentive stock options for Mr. Neville, subject to approval at our Board meeting on January 25, 2008. These grants were approved at our Board meeting on January 25, 2008.

Restricted Stock

We use restricted stock as a tool to retain employees and create a degree of alignment between the interests of our employees and stockholders. Because restricted shares are actual shares of common stock, our stockholders and employees are affected by changes in our stock price to the same extent as our stockholders. To foster retention, all restricted shares granted to employees during 2007 vest annually over a three-year period that begins on December 31, 2008.

In 2007, we granted a total of 110,000 restricted shares to seven employees, including named executive officers Bob Marbut, Ron Chaimovski, Sam Youngblood, Don Carr, and Donald Neville.  Actual restricted stock grants for the named executive officers during 2007 are provided in the Grants of Plan Based Awards Table later in this report. During 2007, we also discussed grants of 55,000 restricted shares to five employees, including 15,000 each to Mr. Marbut and Mr. Chaimovski, 10,000 each to Mr. Neville and Mr. Youngblood, and 5,000 to Mr. Carr, subject to approval at our Board meeting on January 25, 2008. These grants were approved at our Board meeting on January 25, 2008.

Performance Units

We use performance units as a tool to motivate long-term financial and stock price performance that creates value for stockholders.  Performance unit awards granted during 2007 and the first three months of 2008 include the following design elements:

•                  A three-year performance period that reflects cumulative performance for 2008-2010,

•                  Performance metrics of: Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted Earnings per Share (EPS),

•                  The number of units earned will range from 0% to 150% of the target award based on performance against pre-established targets,

•                  The value of each unit will be equal to average the price of Argyle common shares during December 2010,  the final  month of the performance period, and

•                  The award value will be paid out in cash following the end of the performance period, once performance results have been certified by the Board of Directors.

To determine the number of targeted performance units earned, we have established a performance matrix which relates to specific combinations of aggregated three-year EBITDA and aggregated three-year adjusted EPS performance to specific payout levels expressed as a percentage of the target award. Performance goals are set such that the target performance level, which yields 100% of the target award, is reasonably difficult to achieve based on current expectations of performance. The threshold performance level, at which the award begins to pay, is set such that we would expect to achieve this level of performance in most years assuming reasonable performance.  The maximum performance level, which yields a payout at 150% of target, represents a significant degree of difficulty to achieve, such that we would not expect to regularly achieve it in most years unless we achieved truly outstanding performance on both EBITDA and adjusted EPS metrics.

During 2007, we granted a total of 115,000 performance units to eight employees, including named executive officers Bob Marbut, Ron Chaimovski, Sam Youngblood, Don Carr, and Donald Neville.  Actual performance unit grants for the named executive officers during 2007 are provided in the Grants of Plan Based Awards Table later in this report. During 2007, we also approved 55,000 performance units for five employees, including 15,000 to Mr. Marbut and Mr. Chaimovski, 10,000 to Mr. Neville and Mr. Youngblood, and 5,000 to Mr. Carr to be granted in January, 2008. These grants were made at our Board meeting on January 25, 2008.

Perquisites

With the exception of Sam Youngblood, our named executive officers did not receive perquisites during 2007. In connection with his employment with ISI, Mr. Youngblood received certain perquisites, including: paid membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month. Except for the automobile allowance, these perquisites are provided to Mr. Youngblood in part to allow him to meet and/or entertain current or potential customers.  In addition, he provides a significant portion of the tickets to the officers and employees of ISI to recognize them for their efforts.  Following our acquisition of ISI, our Board of Directors elected to continue to provide these perquisites to Mr. Youngblood. The monetary value of these perquisites is detailed in the Summary Compensation Table later in this report.

Retirement Plans

We do not provide any retirement plans or deferred compensation plans to named executive officers that are not generally available to all other employees.

Severance Arrangements

We have entered into employment agreements with Sam Youngblood, Don Carr, and Mark McDonald that provide each of them with 12-month severance in the event they are terminated without cause. These agreements were put in place by ISI prior to the acquisition in order to retain these employees by ensuring some degree of financial certainty in the event of a job loss. These employment agreements are discussed in more detail in the Employment Agreements section later in the proxy. No other named executive officers had severance benefits in effect during 2007.

We feel that severance agreements can be an effective tool to attract executives and retain our existing executives. As such, we are exploring the possibility of implementing severance agreements for the remainder of our named executive officers during 2008.

Insider Trading and Speculation Policy

We have established policies prohibiting our officers, directors and employees from purchasing or selling Argyle securities while in possession of material, non-public information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations.  In addition, our policies prohibit our officers, directors and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or other types of derivative arrangements that have a similar economic effect.

Impact of Internal Revenue Code Section 162(m)

In developing our pay programs and pay levels, we have not historically considered the impact of Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid to named executive officers to $1 million, unless it is performance based. As part of our comprehensive review of compensation programs during 2008, we will determine what actions, if any, we should take in order to preserve full deductibility under 162(m).

Compensation Committee Report

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Argyle under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

The Compensation Committee that was formed in January 2008 has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:	John Smith (Chairman)
Lloyd Campbell
Gen. Wesley Clark

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are named above. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the co-chief executive officers and chief financial officer and each of our other three most highly compensated executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Fiscal Year (1)	Salary $		Bonus $	Stock Awards $		Option Awards $	Non-Equity Incentive Plan Compensation $		All Other Compensation $		Total $

Bob Marbut Co-Chief Executive Officer	2007	114,583	(2)	—	36,259	(5)	—	—		—		150,842

Ron Chaimovski Co-Chief Executive Officer	2007	114,583	(2)	—	36,259	(5)	—	—		—		150,842

Donald F. Neville Chief Financial Officer	2007	96,000	(3)	—	14,504	(5)	—	—		48,000	(7)	158,504

Sam Youngblood Chief Executive Officer of ISI	2007	378,847	(4)	—	29,008	(5)	—	—		62,816	(8)	470,671

Don Carr President of ISI	2007	249,032	(4)	—	29,008	(5)	—	—				278,040

Mark McDonald President – MCS-Detention	2007	144,008	(4)	—	—		—	45,835	(6)	—		189,843

(1)              Includes Fiscal Year 2007 only. Argyle did not pay compensation to any executive officers in 2006

(2)              Began receiving a salary in August 2007, following the acquisition of ISI, at an annual rate of $275,000.

(3)              Became the Chief Financial Officer of Argyle in September 2007 with an annual salary rate of $240,000, which was reduced to $200,000 in January 2008.

(4)              Includes salaries that were received for services to ISI prior to the acquisition in the amounts of $220,994, $145,269, and $84,005 for Mr. Youngblood, Mr. Carr, and Mr. McDonald, respectively.

(5)              The value reported for each executive is the cost recognized in our financial statements for restricted stock during fiscal 2007, calculated in accordance with FAS 123R. There was no expense recognized for performance units during 2007, because the performance criteria had not yet been defined as of 12/31/2007.

(6)              Reflects amount earned in 2007 under the annual bonus plan. The annual bonus structure for Mr. McDonald is described in the Compensation Discussion and Analysis.

(7)              Represents consulting fees for services prior to becoming the Chief Financial Officer.

(8)              Consists of: $52,016 paid for membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month.

Grants of Plan-Based Awards in 2007

The following table summarizes cash incentive bonuses, and grants of performance units and restricted stock for each of our named executive officers during fiscal year 2007.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of
Name	Grant Date		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Stock Awards ($)

Bob Marbut		(1)		(4)		(4)	137,500
	8/1/2007	(2)							0	25,000	37,500		185,250
	8/1/2007	(3)										25,000	185,250
Ron Chaimovski		(1)		(4)		(4)	137,500
	8/1/2007	(2)							0	25,000	37,500		185,250
	8/1/2007	(3)										25,000	185,250
Donald F. Neville		(1)		(4)		(4)	80,000
	10/1/2007	(2)							0	10,000	15,000		72,700
	10/1/2007	(3)										10,000	72,700
Sam Youngblood	8/1/2007	(2)							0	20,000	30,000		148,200
	8/1/2007	(3)										20,000	148,200
Don Carr	8/1/2007	(2)							0	20,000	30,000		148,200
	8/1/2007	(3)										20,000	148,200
Mark McDonald			0			(5)		(5)					—

(1)

Represents the 2008 annual cash incentive bonus. Award opportunity reflects the range of 2008 incentive awards approved during 2007 and is based on a $275,000 salary and 50% maximum bonus opportunity for Mr. Marbut and Mr. Chaimovski and a $200,000 salary and 40% maximum bonus opportunity for Mr. Neville. The bonus award structure, metrics, and other design details will be determined during 2008.

(2)

Represents performance unit awards which vest on December 31, 2010 assuming the achievement of minimum performance standards and continued employment. The value of each unit is equal to the price of one share of Argyle common stock. The number of units earned is determined on sliding scale between 0% and 150% of target based on performance against three-year aggregate EBITDA and adjusted EPS goals. The performance unit plan and performance targets are described in the Compensation Discussion and Analysis.

(3)

Represents restricted stock awards which will vest in three equal annual installments (one-third per year) beginning on December 31, 2008. Assuming continued employment, the award will be fully vested on December 31, 2010. The restricted stock plan is described in the Compensation Discussion and Analysis.

(4)

Messrs. Marbut, Chaimovski, and Neville did not have a bonus plan in place for fiscal 2007. For 2008, Messrs. Marbut and Chaimovski will have a target bonus opportunity equal to 50% of salary and Mr. Neville’s target bonus opportunity will be 40% of salary. The parameters of the recently approved 2008 bonus plan are described in more detail in the Compensation Discussion and Analysis.

(5)

Mr. McDonald’s bonus is determined using a formula that provides him 5% of MCS Detention gross margin above a certain base amount. There is no set target or maximum opportunity set forth in his plan. His bonus plan is described in the Compensation Discussion and Analysis.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes unvested performance units and restricted stock for our named executive officers at the end of fiscal 2007.

		Stock Awards
Name		Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Yet Vested ($)

Bob Marbut	(1)	8/1/2007	25,000	190,000	(3)
	(2)	8/1/2007	25,000	190,000	(3)
Ron Chaimovski	(1)	8/1/2007	25,000	190,000	(3)
	(2)	8/1/2007	25,000	190,000	(3)
Donald F. Neville	(1)	10/1/2007	10,000	76,000	(3)
	(2)	10/1/2007	10,000	76,000	(3)
Sam Youngblood	(1)	8/1/2007	20,000	152,000	(3)
	(2)	8/1/2007	20,000	152,000	(3)
Don Carr	(1)	8/1/2007	20,000	152,000	(3)
	(2)	8/1/2007	20,000	152,000	(3)
Mark McDonald			—	—

(1)

Represents outstanding shares of restricted stock which vest in even annual increments (one-third per year) beginning on December 31, 2008. Assuming continued employment, awards will be fully vested on December 31, 2010.

(2)	Represents outstanding performance unit awards at target performance. Awards will vest on December 31, 2010 assuming continued employment and the achievement of minimum performance standards.

(3)	Market value of awards was calculated using a stock price of $7.60, the closing price of Argyle common stock on December 31, 2007.

Option Exercises and Stock Vested in Fiscal 2007

The following table summarizes for our named executive officers option exercises and restricted stock vested in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bob Marbut	—	—	—	—

Ron Chaimovski	—	—	—	—

Donald F. Neville	—	—	—	—

Sam Youngblood	—	—	—	—

Don Carr	—	—	—	—

Mark McDonald			—	678,885	(1)

(1)      Mr. McDonald received a total of $678,885 in exchange for seven shares of ISI he received on 7/31/2007 immediately prior to the acquisition of ISI by Argyle. This value consisted of $415,497 in cash, $80,229 in notes, and Argyle shares valued at $183,159. The Argyle shares received are immediately vested, but cannot be sold until 8/1/2009.

Employment Contracts

Sam Youngblood, Don Carr, and Mark McDonald are subject to formal employment agreements that were entered into on October 19, 2004 while they were employed by ISI or an affiliate. These contracts were assumed by Argyle following the acquisition of ISI on July 31, 2007. These agreements contain the following provisions:

•                  An initial term of five years, automatically renewed for a sixth year unless the executive or the company provides written notice to the contrary at least 60 days prior to the fifth anniversary of the effective date,

•                  Minimum base salaries of $350,000, $235,000, and $125,000 for Mr. Youngblood, Mr. Carr, and Mr. McDonald, respectively,

•                  Annual salary increases at least equal to the change in the Consumer Price Index over the prior two years for Mr. Youngblood and Mr. Carr,

•                  Participation in any bonus plan maintained by Detention Contracting Group, or its parent ISI for Mr. Youngblood and Mr. Carr,

•                  Establishment of a specific bonus formula for Mr. McDonald that equals 5% of MCS-Detention gross margin in excess of $1.5 million,

•                  Participation in any executive benefits plans maintained by Detention Contracting Group or its parent ISI,

•                  Certain perquisites for Mr. Youngblood,

•                  Reimbursement of all reasonable business, promotional, travel, or entertainment expenses,

•                  Severance for 12 months following a termination without cause, and

•                  Confidentiality and non-competition clauses.

On August 1, 2007, Argyle entered into an Executive Services Agreement with Tatum LLC, a company in which our Chief Financial Officer Don Neville is a partner. This agreement outlines the terms of Mr. Neville’s employment with Argyle as well as the fees paid to him and to Tatum in exchange for his service as our Chief Financial Officer. This agreement was amended on January 1, 2008 to modify certain terms. This agreement and a term sheet provided upon his initial employment specify his title, reporting relationship, broad responsibilities, and the following elements of compensation:

•    A monthly fee of $24,000 including all benefits from September through December 2007,

•    A monthly travel/expense allowance of $2,500 through December 31, 2008

•    An initial long-term incentive grant comprised of 10,000 restricted shares and 10,000 performance units,

•    A base salary of $200,000 per year, effective January 1, 2008,

•    A performance bonus opportunity for 2008 ranging from 0% to 40% of salary,

•            A long-term incentive award during 2008 of 10,000 restricted shares, 10,000 performance units, and 25,000 stock options,

•    Health care and other appropriate benefits if and when such plans are implemented within the company, and

•            An employment contract to be created at the same time and with substantially the same terms as the Co-Chief Executive Officers.

Mr. Marbut and Mr. Chaimovski do not have employment agreements or term sheets specifying the terms of their employments. We have employment agreements in place with three other employees who are not named executive officers.

During 2008, we will implement employment contracts with each of our named executive officers. We believe that these types of contracts are a critical element to attracting and retaining top executives and they benefit the Company by establishing non-compete and other restrictive covenants that protect our business interests.

Potential Payments upon Termination

Severance Arrangements

Mr. Youngblood, Mr. Carr, and Mr. McDonald have employment agreements that provide 12 months of severance if they are terminated by the Company without cause. Assuming they are terminated on December 31, 2007, these payments would amount to $379,000, $249,000, and $144,000 respectively. The remaining named executive officers do not have severance arrangements that provide for cash benefits following any type of termination.

2007 Omnibus Securities and Incentive Plan

Our plan and award agreements specify the treatment of unvested stock options, restricted stock, and performance units upon a change-in-control and upon various types of termination. In the event of a change-in-control, the Compensation Committee has the discretion to either immediately vest all unvested awards or cancel these awards and provide a cash payment of equal value.

Under the plan, the definition of change-in-control refers to the definition in employment agreements for those individuals with an agreement, and to the following definition for those employees without agreements:

•                  Argyle, or an acquiring person announce that such person will be the beneficial owner of 50% or more of the Company’s voting stock then outstanding, or

•                  A tender or exchange offer that would result in any person becoming the beneficial owner of 50% or more of our voting stock then outstanding, or

•                  The announcement of any transaction relating to Argyle that is required to be described under Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act, or

•                  A proposed change in the Board that would cause, over any two-year period,  the members of the Board at the beginning of this period to no longer constitute a majority, unless each new director during this period was approved by at least two-thirds of the directors still in office who were members of the Board at the beginning of this period, or

•                  The Company enters into a  merger or similar transaction that results in the conversion of Argyle stock into less than two-thirds of the surviving company’s common stock, or

•                  The Board approves a plan of liquidation or dissolution or an agreement for the sale or disposition of Argyle (in one transaction or in a series of transactions) or of all or substantially all of the our assets to a person or entity which is not one of our affiliates, or

•                  Any other event deemed by a majority of our Board members to constitute a “change-in-control”.

Under the terms of award agreements; all outstanding stock options, restricted shares, and performance units become 100% vested upon termination as a result of the death, total and permanent disability, or retirement of the employee. For these purposes, retirement is defined as attainment of age 65 with at least five years of full service for the Company and/or an affiliate. Unvested awards immediately forfeit if the employee terminates for any other reason.

The table below shows the incremental value that each named executive officer would have received due to the accelerated vesting of equity awards outstanding under the plan if a change-in-control or qualifying termination as described above had occurred on December 31, 2007.

Name	Value of Unvested Restricted Stock (1) ($)	Value of Unvested Performance Units (1) ($)	Total ($)

Bob Marbut	190,000	190,000	380,000

Ron Chaimovski	190,000	190,000	380,000

Donald F. Neville	76,000	76,000	152,000

Sam Youngblood	152,000	152,000	304,000

Don Carr	152,000	152,000	304,000

Mark McDonald	—	—	—

(1)	Values for restricted stock and performance units are based on a price of $7.60, which was the closing price of Argyle common stock on December 31, 2007.

Director Compensation

Annual Cash Compensation

Each of our non-employee directors receives an annual retainer of $30,000 per year, with the Chairman of our Audit Committee receiving an additional annual retainer of $10,000 and the Chairs of the Compensation and Nominating / Governance Committees receiving and additional annual retainer of $5,000 in order to reflect the additional time and effort required to serve in that capacity. Retainers for 2007 service were paid in March 2008, while retainers for future service will be paid quarterly, in arrears. We do not compensate our non-employee directors for attending meetings of the Board or any of our Committees.

Initial Stock Awards

Our two founding directors, Gen. Wesley Clark and John Smith, each received a one-time grant of 10,000 restricted shares upon their election to the Board. Beginning in 2008, all newly elected directors receive a one-time grant of 5,000 restricted shares. Such awards are immediately vested upon grant.

Annual Stock Awards

Each non-employee director will receive a grant of 5,000 restricted shares in January of each year. Such awards will be immediately vested upon grant.

Reimbursement of Business and Travel Expenses

We reimburse our non-employee directors for all travel and business expenses incurred in connection with their execution of Board duties.

Fiscal 2007 Director Compensation

The table below sets forth certain information concerning compensation of our non-employee directors who served in 2007.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)

Gen. Wesley K. Clark	12,500	72,700	85,200

John Smith	12,500	72,700	85,200

(1)

The amounts shown represent retainers earned in 2007 but paid in 2008. Amounts reflect the $30,000 annual cash retainer prorated for the five months of Board service after the acquisition of ISI in July 2007.

(2)

The amounts shown in the stock awards column reflect the dollar amounts recognized as stock compensation expense in fiscal 2007 in accordance with SFAS 123 (revised 2004) “Share Based Payment” (“FAS 123R”). Assumptions used to value these awards are included in our consolidated financial statements contained in our 2007 Annual Report on Form 10-K. Each non-management director received a grant of 10,000 restricted shares on August 1, 2007, which had a grant date fair value as calculated under FAS 123R of $72,700. These restricted shares were immediately vested upon grant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2007 with respect to the shares of Argyle Security Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1)	255,000	(2)	$7.80	745,000

Equity compensation plans not approved by security holders	—		—	—

Total	255,000		$7.80	745,000

(1)	Reflects shares granted under the Argyle 2007 Omnibus Securities and Incentive Plan.

(2)	This amount includes 130,000 shares of restricted stock that will be settled in shares of Argyle Security Common Stock if vested.

Certain Relationships and Related Transactions

The Board of Directors formed a Nominating and Governance Committee in January 2008.  While we have not yet adopted a charter for the Nominating and Governance Committee, we anticipate that the Nominating and Governance Committee will review transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. While we have not yet adopted a code of ethics, we anticipate that executive officers and directors will be governed by the Company’s code of ethics which will provide that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. The Company’s corporate governance guidelines will also require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

On April 16, 2007, our officers and directors, an affiliate of Bob Marbut, our Chairman and Co-Chief Executive Officer, and certain of our consultants, pursuant to a note and warrant acquisition agreement, loaned us an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of our common stock. Pursuant to the agreement, the holders of the warrants were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bore interest at a rate of 4% per year and were repaid after the acquisition of ISI.

Sam Youngblood and Don Carr are the principals in Green Wing Management, LP, the owner and lessor of the San Antonio office and warehouse facilities utilized by ISI and its subsidiaries. ISI currently pays Green Wing Management, LP $23,667 per month in connection with such leases.

On November 1, 2005, Sam Youngblood, ISI’s Chief Executive Officer, loaned ISI $65,922 and received a promissory note in that principal amount in exchange. The note matured on October 22, 2011 and until maturity, bore interest at the rate of 12.00% per annum, payable quarterly. Pursuant to the merger agreement, this promissory note was paid off at the closing of the acquisition of ISI by Argyle.

On November 1, 2005, Don Carr, ISI’s President, loaned ISI $32,469 and received a promissory note in that principal amount in exchange. The note matured on October 22, 2011 and until maturity bore interest at the rate of 12.00% per annum, payable quarterly. Pursuant to the merger agreement, this promissory note was paid off at the closing of the acquisition of ISI by Argyle.

On June 22, 2007, prior to consummation of the acquisition by the Company, ISI loaned Mark McDonald, President of MCS-Detention, $214,500 and received a secured promissory note in the principal amount in exchange. The stated maturity date of the note was December 31, 2007 and until maturity, interest accrued at the rate of 6% per annum. The principal and accrued interest was due and payable in advance of the stated maturity date in the event that (i) a cash bonus was paid to Mr. McDonald by ISI or (ii) a ‘‘Corporate Transaction’’ (as defined in the promissory note) occurs. The acquisition of ISI constituted a ‘‘Corporate Transaction’’ and resulted in a repayment of the promissory note.

On January 2, 2008, ISI entered into and consummated a Third Amendment to Note and Warrant Purchase Agreement with William Blair Mezzanine Capital Fund III, L.P., an existing lender of ISI and Argyle and stockholder of Argyle, pursuant to which ISI issued and sold to Blair Mezzanine a Senior Subordinated Promissory Note in the aggregate principal amount of $5,000,000, due and payable on January 31, 2010, with interest thereon at 11.58% per annum, payable quarterly in arrears beginning March 31, 2008, deferred interest at the rate of 8.42% per annum, and default interest at 2% per annum.  Argyle and each of ISI’s subsidiaries are parties to the Note Purchase Agreement as guarantors.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008. During 2007, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services. See “Independent Registered Public Accountants” on Page 27. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Argyle and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the affirmative “FOR” vote of a majority of the votes present in person or by proxy and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP audited our financial statements for the year ended December 31, 2007 and 2006. Goldstein Golub Kessler LLP acted as our principal accountant from our inception through April 18, 2006.   Through September 30, 2005, Goldstein Golub Kessler LLP had a continuing relationship with American Express Tax and Business Services Inc. (TBS), from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and Goldstein Golub Kessler LLP established a similar relationship with RSM McGladrey, Inc. Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed was provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Padgett, Stratemann & Co. LLP audited predecessor (ISI) financial statements for the period ended July 31, 2007 and the year end December 31, 2006.  In addition, the firm audited the predecessor (ISI) employee benefit plans for the years ended December 31, 2006 and 2005.

Principal Accountant Fees and Services

Audit Fees

Fees for audit services provided by Ernst & Young LLP totaled $409,502 and $132,878 in 2007 and 2006, respectively, including fees associated with the audit of the annual financial statements for the fiscal year ended December 31, 2007 and 2006, the reviews of the Company’s quarterly reports on Form 10-Q, and for services performed in connection with the Company’s registration statements.

Fees for audit services provided by Goldstein Golub Kessler LLP totaled $6,000 in 2006 related to the audit for the fiscal year ended December 31, 2005.

Fees for audit services provided by Padgett, Stratemann & Co., LLP totaled $236,425 and $144,200 in 2007 and 2006, respectively, including fees associated with the audit of ISI Detention Contracting Group, Inc.  (ISI) financial statements for the seven months ending July 31, 2007 and fiscal years ended December 31, 2006 and 2005, and audit services related to the restatement of ISI financial statements for the fiscal years ended December 31, 2005, 2004 and 2003, quarterly reviews of ISI for purposes of filing in Argyle 8-K filings during the acquisition period of ISI by the Company, and services performed in connection with the Company’s registration statements.

Audit-Related Fees

Fees for audit-related services provided by Ernst & Young LLP totaled $269,600 and $28,500 in 2007 and 2006, respectively. Audit-related services principally include due diligence in connection with acquisitions in 2006, and a balance sheet audit in 2007 as a result of the ISI acquisition.

Other than the fees described under the caption “Audit Fees” above, Goldstein Golub Kessler LLP did not bill any fees for services rendered to us during fiscal year 2006 for assurance and related services in connection with the audit or review of our financial statements.

Fees for audit related services provided by Padgett, Stratemann & Co. LLP totaled $22,975 and $7,500 in 2007 and 2006, respectively.  Audit related services included due diligence in connection with acquisitions in 2007 and audits of ISI’s employee benefit plans for the years ended December 31, 2006 and 2005.

Tax Fees

Fees for tax services provided by Ernst & Young LLP, including tax compliance, tax advice, and tax planning, totaled $5,350 and $11,015 in 2007 and 2006, respectively.

There were no fees billed by Goldstein Golub Kessler LLP for tax services in 2006, however, RSM McGladrey, Inc. did charge us $3,264 for tax compliance services in 2006.

Fees for tax services provided by Padgett, Stratemann & Co., LLP, including tax compliance, tax advice, and tax planning, totaled $57,935 and $ 39,220 in 2007 and 2006, respectively.

All Other Fees

There were no fees billed by Ernst & Young LLP for other professional services rendered during the fiscal years ended December 31, 2007 or 2006.  There were $2,950 fees billed by Goldstein Golub Kessler LLP for other professional services rendered during the fiscal year December 31, 2007.

Fees for other professional services rendered by Padgett Stratemann &Co., Inc totaled $34,425 and $2,000 during the 2007 and 2006, respectively.

Pre-Approval of Services

Since our Board of Directors performed the duties of an audit committee in 2007, they evaluated and approved in advance the scope and cost of the engagement of an auditor before the auditor rendered the audit and non-audit services.

Change in Auditors

On April 18, 2006, Argyle’s Board of Directors terminated Goldstein Golub Kessler LLP as Argyle’s principal accountants.

During Argyle’s fiscal year ended December 31, 2005 and the subsequent interim period ended April 18, 2006, there were no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Goldstein Golub Kessler LLP on the financial statements of Argyle as of and for the year ended December 31, 2005 and as of and for the interim period ended January 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K, for the year ended December 31, 2005 and the subsequent interim period ended April 18, 2006.

On May 1, 2006, Argyle engaged Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2006, and such engagement was approved by Argyle’s Board of Directors.  Argyle engaged Ernst & Young LLP, a nationally and internationally recognized accounting firm, to supports its strategy for future domestic and international growth.

During the fiscal year ended December 31, 2005, and in the subsequent interim period, Argyle did not consult with Ernst & Young LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Argyle’s consolidated financial statements and no written or oral advice was provided by Ernst & Young LLP that was an important factor considered by Argyle in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2007, including audited financial statements, is being distributed to all record holders as of the record date concurrently with this proxy statement. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, TO EACH STOCKHOLDER OF RECORD OR TO EACH STOCKHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 29, 2008. ANY REQUEST BY A STOCKHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT ARGYLE SECURITY, INC., 200 CONCORD PLAZA, SUITE 700, SAN ANTONIO, TEXAS 78216.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Stockholders must be submitted in writing to Corporate Secretary of Argyle Security, Inc., 200 Concord Plaza, Suite 700, San Antonio, Texas 78216, no later than January 9, 2009 for inclusion in the Company’s proxy statement and form of proxy for that meeting. Although proposals that are not timely submitted will not be included in the proxy statement for next year’s Annual Meeting of Stockholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company for inclusion in the proxy statement, provided that the Company had notice of such matters no later than March 26, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 29, 2008. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Bob Marbut
Bob Marbut
Chairman and Co-Chief Executive Officer

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

ARGYLE SECURITY, INC.

200 CONCORD PLAZA, SUITE 700

SAN ANTONIO, TX 78216

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ARGYLE SECURITY, INC.

The undersigned appoints Bob Marbut and Ron Chaimovski, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Argyle held of record by the undersigned on April 29, 2008 at the Annual Meeting of Stockholders to be held on May 30, 2008, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ARGYLE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

P-1

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ARGYLE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1. Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.	FOR	WITHHOLD

John Smith	☐	☐
Lloyd Campbell	☐	☐

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Argyle Security, Inc. for the fiscal year ending December 31, 2008. The Board of Directors recommends a vote FOR Proposal 2.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.